UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 28, 2010

Kronos International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100047	22-2949593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective October 28, 2010, certain indirect operating subsidiaries of the registrant, namely Kronos Titan GmbH, Kronos Europe S.A./N.V., Kronos Titan AS, Titania AS, Kronos Norge AS, and Kronos Denmark ApS (collectively, the “Borrowers,” and with certain guarantors, the “Obligors”), entered into a Fifth Amendment Agreement Relating to a Facility Agreement dated June 25, 2002 (the “Amendment”) with Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent for the finance parties and security agent for the secured parties (the “Agent”), and the lenders participating in the amended revolving credit facility (collectively, the “Lenders”).  The Amendment amends certain terms and conditions of the original €80 million secured revolving credit facility between the Obligors and the Lenders.  Such facility, as previously amended and as amended by the Amendment, is collectively referred to herein as the “Amended Revolving Credit Facility.”

Among other things, the Amendment:

•	extends the maturity date of the Amended Revolving Credit Facility from May 26, 2011 to October 28, 2013;

•	reduced the interest rate on outstanding borrowings from the London Interbank Offered Rate (“LIBOR”) plus 1.75% to LIBOR plus 1.50%; and

•	reduced the unused commitment fee from 0.70% to 0.40%.

As previously disclosed, the Amended Revolving Credit Facility is collateralized by the accounts receivable and the inventories of the Borrowers and a limited pledge of all of the other assets of Kronos Europe S.A./N.V.  The Amended Revolving Credit Facility contains representations, warranties and covenants customary in lending transactions of this type. Certain covenants in the Amended Revolving Credit Facility restrict the ability of the Borrowers to incur debt, incur liens, pay dividends or merge or consolidate with, or sell or transfer all or substantially all of their assets to, another entity.  Failure to comply with the covenants contained in the Amended Revolving Credit Facility could result in the acceleration of any outstanding balance under the Amended Revolving Credit Facility prior to its stated maturity date.  In addition, any such outstanding balance under the Amended Revolving Credit Facility could be accelerated in the event that other debt or obligations of the Borrowers or the registrant were to be accelerated.  The registrant and the Borrowers have no material relationship with the Lenders other than the Amended Revolving Credit Facility described herein and the following:

Deutsche Bank Securities Inc., an affiliate of Deutsche Bank AG and Deutsche Bank Luxembourg S.A., served as an underwriter and as a representative of other underwriters in connection with the secondary public offering by Kronos Worldwide, Inc., a Delaware corporation that is a parent corporation of the registrant (“Kronos Worldwide”), of up to 8.97 million shares of its common stock, par value $0.01 per share (including 1.17 million shares subject to a 30-day option that Kronos Worldwide granted to the underwriters to cover overallotments, if any).  Kronos Worldwide issued 7.8 million shares pursuant to this offering on November 2, 2010.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

10.1*
Fifth Amendment Agreement Relating to a Facility Agreement dated June 25, 2002 executed as of October 28, 2010 by and among Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent, the participating lenders, Kronos Titan GmbH, Kronos Europe S.A./N.V, Kronos Titan AS, Kronos Norge AS, Titania AS and Kronos Denmark ApS.

*	Filed herewith.

In the agreement filed as Exhibit 10.1, each party has made certain representations and warranties (including the related schedules) to the other parties to the agreement that have been negotiated by such parties.  These representations and warranties are made only to and for the benefit of the respective other parties in the context of a business contract, are subject to contractual materiality standards and should not be relied upon by any security holder of the registrant for any purposes, including without limitation, the making of an investment decision regarding the registrant’s securities.  Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kronos International, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: November 2, 2010	Gregory M. Swalwell Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Item No.	Description

10.1*
Fifth Amendment Agreement Relating to a Facility Agreement dated June 25, 2002 executed as of October 28, 2010 by and among Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent, the participating lenders, Kronos Titan GmbH, Kronos Europe S.A./N.V, Kronos Titan AS, Kronos Norge AS, Titania AS and Kronos Denmark ApS.

*	Filed herewith.

In the agreement filed as Exhibit 10.1, each party has made certain representations and warranties (including the related schedules) to the other parties to the agreement that have been negotiated by such parties.  These representations and warranties are made only to and for the benefit of the respective other parties in the context of a business contract, are subject to contractual materiality standards and should not be relied upon by any security holder of the registrant for any purposes, including without limitation, the making of an investment decision regarding the registrant’s securities.  Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion.